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                                                                   EXHIBIT 21.01


                     SUBSIDIARIES OF COMSHARE, INCORPORATED






Subsidiaries of the                               Incorporated
   Registrant(a)                                       In
- -------------------                               ------------
Comshare (U.S.), Inc.                             Michigan

Comshare Limited                                  Canada

Comshare International BV (CIBV)                  Netherlands

  Comshare Holdings Unlimited                     United Kingdom

    Comshare Limited                              United Kingdom

      Comshare International Limited              United Kingdom

      Comshare, GmbH                              Germany

      Comshare SA                                 France

CSI International Holdings, Inc.                  Delaware

  Comshare Australia Pty., Ltd.                   Australia

CS Holdings, Inc.                                 Delaware


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(a) All subsidiaries are wholly owned by their immediate parent.